EXHIBIT 10.17


                  INFODATA SYSTEMS INC. EMPLOYMENT AGREEMENT
               ON CONFIDENTIAL INFORMATION, INVENTIONS AND IDEAS


      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into between Infodata Systems Inc. ("Infodata") and the undersigned employee ("me", "my" or "I"). To induce Infodata to employ me and in consideration of my employment or continued employment at will by Infodata, the sufficiency of which consideration I expressly acknowledge, Infodata and I, intending to be legally bound, hereby agree as follows:

1.0   EMPLOYMENT RELATIONSHIP.

      1.1 NATURE OF EMPLOYMENT. The employment relationship between Infodata and me is one of an "employment at will." This means that the offer of employment is not for a definite period of time and that after the employment relationship is established by my acceptance of this offer, either party may terminate this relationship at any time and for any reason which is not specifically prohibited by state or federal laws. This condition of employment may not be varied or modified except in writing and signed by an officer of Infodata. Nothing found in any policy manual, policy statement, letter, or other writing I may receive from, or that may be issued by, Infodata, or that may be contained in any oral statement made on behalf of Infodata, shall vary or modify this condition of employment unless the phrase "employment at will" is specifically referred to and specifically modified, varied, or canceled. In addition, nothing contained therein, or in other written or verbal communications from Infodata, such as a statement referring to the manner in which my salary and/or other benefits will be paid or accrued (E.G., salary paid on a monthly or annual basis, or vacation to accrue at a certain rate for each of the first two years of employment) or any stock option shall in any way modify, vary, or supersede the previously stated "employment at will" relationship between me and Infodata, in the event I accept Infodata's offer of employment.

      1.2 INTELLECTUAL PROPERTY. I recognize that it is essential to Infodata's success for Infodata to acquire all rights arising from the development, discoveries or improvements made by me hereunder and for Infodata to protect all trade secret and other confidential information that comes to my knowledge during the course of my employment.

      1.3 NO CONFLICT. I represent and warrant that I am not subject to any contractual obligations that can either prevent me from performing my duties under this Agreement, or give rise to any claim of damages as a result of my affiliation with Infodata.


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      1.4   PRIOR PROPRIETARY INFORMATION. I agree not to disclose to Infodata or use in Infodata's business any information or material relating to the business of any third person and intended by that person not to be disclosed to Infodata.

      1.5 NO "MOONLIGHTING". During my employment with Infodata, I agree not to accept or continue in any job, consulting work, directorship, or employment other than with Infodata, without the prior written approval of an officer of Infodata.

      1.6 COMPUTER SECURITY. During my employment with Infodata, I agree only to use computer resources (both on and off Infodata's premises) for which I have been granted access and then only to the extent authorized. I agree to comply with Infodata's policies and procedures concerning computer security.

      1.7 ELECTRONIC MAIL POLICY. I understand that Infodata maintains an electronic mail system and related facilities for the purpose of business communications. I acknowledge that Infodata retains the right to review any and all electronic mail communications, with or without notice, at any time.

2.0   CONFIDENTIAL INFORMATION.

      2.1 ACKNOWLEDGEMENT. During my employment with Infodata, I acknowledge I will have access to Confidential Information, as defined in Section 2.3 below, and will occupy a position of trust and confidence with respect to Infodata's affairs and business.

      2.2 OBLIGATIONS. I agrees to take the following steps to preserve the confidential and proprietary nature of Confidential Information.

            (a) NON-DISCLOSURE. During and after my employment with Infodata, I will not use, disclose or transfer any Confidential Information other than as authorized by Infodata within the scope of my duties with Infodata, and will not use in any way other than in Infodata's business any Confidential Information, including information or material received by Infodata from others and intended to be kept in confidence by its recipients. I understand that I am not allowed to sell, license or otherwise exploit any products (including software in any form) which embody or otherwise exploit in whole or in part any Confidential Information.

            (b)   DISCLOSURE   PREVENTION.   I  will   take   all   reasonable
precautions to prevent the inadvertent or accidental exposure of Confidential Information.

            (c) REMOVAL. I will not remove transmit or transport any Confidential Information from Infodata's premises or make copies of such materials, except for use in Infodata's business, without the express written permission of an officer of Infodata.


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            (d)   RETURN.   I  will  return  to  Infodata   all   Confidential
Information and copies thereof at any time upon the request of Infodata, and in any event and without such request, prior to the termination of my employment by Infodata. I agree not to retain any tangible or intangible copies of any Confidential Information after my termination of employment for any reason.

      2.3 CONFIDENTIAL INFORMATION. The following materials and information, whether having existed, now existing, or to be developed or created during the term of my employment by Infodata (herein referred to collectively as the "Confidential Information") are covered by this Agreement and acknowledged by me to be valuable, special and unique assets of Infodata, the disclosure of any aspect of which may be materially damaging.

            (a) SOFTWARE. All information relating to existing software products and software in various stages of research and development which are not generally known to the public or within the computer industry or trade in which Infodata competes (such as know-how, design specifications, algorithms, technical formulas, engineering data, special effects, benchmark test results, methodologies, procedures, techniques, and information processing processes) and the physical embodiments of such information (such as drawings, specification sheets, design notes, source code, object code, load modules, schematics, flow charts, logic diagrams, procedural diagrams, coding sheets, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written or machine-readable manuals, proposals and any other written or machine readable expressions of such information as are fixed in any tangible media).

            (b)   OTHER  PRODUCTS AND SERVICES.  All  information  relating to consulting, research and development and other proprietary products or services, whether existing or in various stages of research and development, which are not generally known to the public or within the computer industry or trade in which Infodata competes (such as know-how, specifications, technical data, images, special engineering data, processes, techniques, methodologies, and strategies) and the physical embodiments of such information (such as photographs, schematics, specification sheets, instruction manuals, course materials, training aids, video cassettes, transparencies, slides, taped recordings of presentations, proposals, printouts, studies, contracts, maintenance manuals, documentation, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

            (c) BUSINESS PROCEDURES. All information concerning or relating to the way Infodata conducts its business which is not generally known to the public (such as internal business procedures, policies, practices, controls, internal telephone numbers, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contracts and other vendor information, computer system passwords and other computer security controls, financial information, distributor information, and employee data) and the physical embodiments of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial


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reports,  financial  and  operational  analyses,   financial  and  operational
studies,  management  reports of every  kind,  databases,  employment  records
pertaining   to   employees   other  than  me,   and  any  other   written  or
machine-readable expressions of such information as are fixed in any tangible media).

            (d) MARKETING PLANS AND CUSTOMER LISTS. All information pertaining to Infodata's marketing plans and strategies; forecasts and projections; marketing practices, procedures and policies; financial data; discounts; margins; costs; credit terms; pricing practices, procedures and policies; goals and objectives; quoting practices, procedures and policies; and customer data including customer lists, contracts, representatives, requirements and needs, specifications, data provided by or about prospective existing or past customers and contract terms applicable to such customers, and the physical embodiments of such information (such as license agreements, consulting agreements, customer lists, print-outs, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, seminar and class attendee rosters, trade show or exhibit attendee listings, listings of potential customers and leads, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

            (e) NOT GENERALLY KNOWN. Any information in addition to the foregoing which is not generally known to the public or within the industry or trade in which Infodata competes, and the physical embodiments of such information in any tangible form, whether written or machine-readable in nature.

      2.4 GENERAL KNOWLEDGE. Neither the general skills, knowledge and experience gained during my employment with Infodata, nor information publicly available or generally known within the industry or trade in which Infodata competes are considered to be Confidential Information.

      2.5 INFORMATION DISCLOSED REMAINS INFODATA PROPERTY. I agree and acknowledge that all ideas, concepts, information, and written material disclosed to me by Infodata, or acquired from a customer or prospective customer of Infodata are and shall remain the sole and exclusive property and Confidential Information of Infodata or such customers, and are disclosed in confidence by Infodata or permitted to be acquired from such customers in reliance on my agreement to maintain them in confidence and not to use any such property and Confidential Information to the detriment of Infodata, or use or disclose them to any other person except in furtherance of Infodata's business and for the benefit of the Infodata.

3.0   NON-COMPETITION COVENANT.

      3.1 COMPETITOR DEFINED. The term "Competitor" shall refer to any person, firm, corporation, partnership or other business entity engaged in or about to become engaged in the production, licensing, sale or marketing of any product or service:


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            (i)   which is similar to or directly  competitive with Infodata's proprietary computer software, research and development activities or consulting services with which I have been directly concerned through my work for Infodata during the preceding two (2) years; or

            (ii)  with   respect  to  which  I  have   acquired   Confidential
                  Information.

      3.2 RESTRICTIVE COVENANT. As a material inducement to Infodata to enter into this Agreement, I covenant and agree that, during my employment with Infodata and for a period of one (1) year following the termination of my employment, whether such termination be with or without cause, I shall not enter the employ of any Competitor, nor engage during such period, directly or indirectly, voluntarily or involuntarily, as an individual, principal, agent, officer, employee, independent contractor, partner, lender, director or in any other capacity, anywhere in the United States, in any actions to solicit, divert or take away any client (as set forth in Section 5.0 below), consultant or supplier of Infodata, or otherwise compete with Infodata in the sale or licensing, of any products or services that are competitive with the products or services developed or marketed by Infodata in the United States.

      3.3 EMPLOYEE ACKNOWLEDGEMENTS AND AGREEMENTS. I acknowledge that this covenant in Section 3.2 has a unique, very substantial and immeasurable value to Infodata. I acknowledge and agree that the software developed by Infodata is or is intended to be marketed and licensed to customers worldwide, including domestically throughout the United States. I further acknowledge and agree to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant. I also acknowledge and agree that this covenant will not impair me from becoming gainfully employed, or otherwise earning a livelihood following termination of my employment with Infodata.

4.0   NON-SOLICITATION OF EMPLOYEES.

      I acknowledge that any attempt on my part to induce others to leave Infodata's employ, or any effort by me to interfere with Infodata's relationship with its other employees would be harmful and damaging to Infodata. I agree that during the term of employment and for a period of one
(1) year thereafter, I will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Infodata to quit employment with Infodata; or (ii) otherwise interfere with or disrupt Infodata's relationship with its employees.

5.0   SOLICITATION OR ACCEPTANCE OF EMPLOYMENT FROM INFODATA CLIENTS.


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      For a period of one (1) year after the termination of my employment with
Infodata, I agree I will not, directly or indirectly, either as an individual, principal, independent contractor, partner, employee, agent, officer, lender or director, or in any other capacity, solicit or accept employment from any Infodata "client" which:

            a. Contracted with Infodata for my consulting services within one (1) year preceding the termination of my employment with Infodata.

            b. Met me for the purpose of contracting with Infodata for my consulting services within three (3) months preceding the termination of my employment with Infodata; or

            c I was involved in developing a proposal for Infodata to provide consulting services within one (1) year preceding the termination of my employment with Infodata.

      The term "Client" includes all affiliated and subsidiary companies, successors, and assigns of the Infodata client corporation or organization as of the date of my termination of employment with Infodata.

6.0   ENFORCEMENT.

      I acknowledge that in the event of the unauthorized use or disclosure of any Confidential Information or materials by me, Infodata's business interests will be irreparably injured, the full extent of Infodata's damages will be impossible to ascertain, monetary damages will not be an adequate remedy for Infodata, and Infodata will be entitled to enforce this Agreement by an injunction or other equitable relief, without the necessity of posting bond or security, which I expressly waive. I understand that Infodata may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing by an officer of Infodata and will not in any way be deemed a waiver of Infodata's right to enforce any other requirements or provisions of this Agreement. I agree that each of my obligations specified in this Agreement is a separate and independent covenant that shall survive any termination of this Agreement and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.

7.0   INNOVATIONS.

      7.1   ASSIGNMENT OF  INNOVATIONS.  Infodata shall have the unlimited and exclusive rights in any products, designs, layouts, specifications, developments, notes, improvements, innovations, inventions, formulas, processes, techniques, know-how, data, discoveries, Confidential Information or other work developed by me in the performance of my work for Infodata, whether now existing or later developed for Infodata (all of the foregoing being referenced in this Agreement, collectively as "Innovations"). I hereby


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assign to Infodata,  without further  consideration or royalty,  all my right, title and interest in any Innovations and ideas, patentable or not, that I make, reduce to practice, learn or conceive, alone or with others, during the period of time in which I am employed by Infodata and that relate in any way to the actual or prospective business of Infodata. I shall maintain notebooks and other records adequate to describe my Innovations to others conversant with the technology and to establish the date and circumstances of my discovery or creation. I agree to disclose routinely to Infodata all Innovations covered by this Agreement, and I will, upon request, execute specific assignments and take any action necessary to enable Infodata to secure patents, copyrights or otherwise secure its proprietary rights in such Innovations.

      7.2 POWER OF ATTORNEY. In the event Infodata is unable to secure my signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Innovation in any country of the world, whether due to death, mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint Infodata and its Secretary as my agent and attorney-in-fact, to act for and in my behalf and stead, for the limited purpose of executing and filing any such document and doing all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other protections which employ or are based on Innovations with the same force and effect as if executed and delivered by me. This power of attorney shall not be affected by my subsequent death or incapacity.

8.0   WRITTEN MATERIALS.

      8.1 OWNERSHIP. I acknowledge and agree that all writings, including without limitation, software program code, logic diagrams, flow charts, decision charts, drawings, procedural diagrams, coding sheets, manuals, documentation and written, literary, graphic, sound or artistic works of any kind produced by me in the course of my work for Infodata are works produced for hire and the sole and exclusive property of Infodata including, without limitation, any copyrights subsisting in those writings; but to the extent any such writing may not, by operation of law or otherwise, be a work made for hire, I hereby assign to Infodata the ownership of copyright in such works, whether published or unpublished form the moment any such works were created and fixed in any form of tangible media. I further agree upon request to execute such specific assignments or instruments and take any action necessary to enable Infodata to secure its copyright rights in such works.

      8.2 MORAL RIGHTS. I understand that the term "moral rights" means any rights of paternity or integrity, including any right to claim authorship of a copyrightable work, to object to a modification of such copyrightable work, and any similar right existing under the judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right." I forever hereby waive and agree never to assert any moral rights I may have in any


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copyrightable  work that is  assigned  to  Infodata as a result of Section 8.1 hereof, even after any termination of my employment with Infodata.

9.0   WAIVER OF BREACH.

      Any waiver by either party of compliance with any provision of this Agreement by the other shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Infodata shall be valid unless in writing and signed by a duly authorized officer of Infodata.

10.0  GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Virginia, without regard to conflict of law provisions.

11.0  SEVERABILITY.

      Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby. If the scope of any of the restrictions in Sections 3, 4, or 5 are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law and I hereby consent, to the extent I may lawfully do so, to the judicial modification of the scope of any such restrictions in any proceeding brought to enforce them.

12.0  ASSIGNMENT.

      My rights, interests and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by me. The rights and obligations of the Infodata under this Agreement shall inure to the benefit of and be binding upon the successors of Infodata. If Infodata shall at any time be merged or consolidated with or into another corporation, or if substantially all the assets of Infodata are transferred to another corporation, the provisions of this Agreement shall be binding on and shall inure to the benefit of the corporation resulting from such merger or consolidation or to which such assets shall be transferred.

13.0  HEADINGS AND PRONOUNS.

      Headings and subheadings and paragraphs are for convenience of reference only and shall not be of any effect in construing the meanings of the paragraphs and subparagraphs. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.


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14.0  PUBLICATION.

      I agree not to submit any writing for publication or deliver any speech that contains any information relating to the business of Infodata, unless I receive advance written clearance from an authorized representative of Infodata.

15.0  CONFLICTING OBLIGATIONS AND RIGHTS.

      I agree to inform Infodata of any apparent conflicts between my work for Infodata and (a) any obligations I may have to preserve the confidentiality of another's proprietary information or materials or (b) any rights I claim to any inventions or ideas before using the same on Infodata's behalf. Otherwise, Infodata may conclude that no such conflict exists and I agree thereafter to make no such claim against Infodata. Infodata shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.


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16.0  ENTIRE AGREEMENT.

      This is my entire agreement with Infodata with respect to its subject matter as of its date, superseding any prior or contemporaneous, oral or written, express or implied negotiations, representations, understandings or agreements.

17.0  FURTHER ACKNOWLEDGEMENT.

      I understand and accept the terms set forth in this Agreement, including, but not limited to, the condition that my employment is NOT for any definite period of time, but may be terminated by me or by Infodata at any time and for any reason which is not specifically prohibited by state or federal law. I further understand that my employment may be terminated by Infodata, in its sole discretion, if I have misstated, misrepresented or omitted any material fact in my application for employment or in any related documentation or information provided by me, whether verbally or in writing, to Infodata.

      By my signature below, I acknowledge that I have reviewed this Agreement carefully and understand that the covenants and obligations it contains are binding on me.

INFODATA SYSTEMS INC.                                AGREED TO BY EMPLOYEE


 /s/EVA FRANKLIN                                     /s/STEVEN SAMOWICH
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 Signature                                           Signature

 EVA FRANKLIN                                        STEVEN SAMOWICH
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 Print Name                                          Print Name

 11/4/98                                             11/4/98
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 Date                                                Date